Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135849 and 333-135850) of Windstream Corporation of our report dated February 27, 2006, except as to Notes 12 and 14, for which the date is November 13, 2006, relating to the financial statements of the Wireline Division of Alltel Corporation, which appears in this Current Report on Form 8-K.
/s/  PricewaterhouseCoopers LLP
Little Rock, AR
November 13, 2006